                                                                    Exhibit 99.1


"SAFE HARBOR" STATEMENT UNDER THE PRIVACY SECURITIES LITIGATION
REFORM ACT OF 1995

         Statements made in this interview that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and R&G Financial assumes no obligation to update this information. Because actual results may differ materially from expectation, R&G Financial cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting R&G Financial, including those factors which may cause our financial performance to differ materially from our goals, intentions and expectations, please see the Cautionary Statement Regarding Forward-Looking Statements in R&G Financial's Form 10-K for the year ended December 31, 2003 and Forms 10-Q for the quarters ended March 31, 2004 and June 30, 2004 filed with the Securities and Exchange Commission.


                                      *****
                           THE WALL STREET TRANSCRIPT
                                      *****
                       67 Wall Street, New York, NY 10005
            VOICE: (212) 952-7400 FAX: (212) 668-9842; (212) 668-9858
       Copyright2004-WALL STREET TRANSCRIPT CORPORATION-AllRightsReserved
          Website: www.twst.com             E-mail: transcript@twst.com


CE20389
July 13, 2004

JOSEPH R. SANDOVAL
 EVP, CFO
 R-G FINANCIAL CORP.
 280 JESUS T. PINERO AVENUE
 SAN JUAN, PR 00918
 (787) 758-2424
 (787) 766-8175

      TWST: DESCRIBE THE COMPANY AT THE PRESENT TIME AND GIVE US SOME OF ITS HISTORY SO THAT WE CAN UNDERSTAND HOW IT BECAME WHAT IT IS TODAY.

      MR. SANDOVAL: R-G Financial is a diversified financial services company. Basically, we cover four areas: we do banking and mortgage banking; we have also an insurance agency and a broker-dealer operation, the insurance and broker-dealer operations being, fee-based operations. The businesses are in that order of importance in terms of profit contribution. Thus, banking generates about 60%-65% of our revenues, mortgage banking about 30%, and the two fee-based operations provide the remaining 5%. We have operations both in Puerto Rico, where we have right now 32 banking branches, and in Central Florida,

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where, with a concentration in the Orlando-Tampa-St. Petersburg markets, we also have 15 bank branches. In Puerto Rico we are also the second-largest residential mortgage lender with 53 branches, and we are also the second-largest mortgage loan servicer. So we have a dominant position in mortgage lending in Puerto
Rico.

      We were founded in 1972, and we've been in business for over 30 years. Originally, we were more concentrated on the mortgage banking side, but we have evolved into a full commercial banking organization. Five years ago the profit contribution was slightly different. Mortgage banking was a larger contributor. But because of the expansion in banking in Puerto Rico through R-G Premier Bank, the banking company we have in Puerto Rico, which is close to about $7.0 billion in assets right now, and through our expansion in Florida through R-G Crown Bank, our $1.5 billion bank in Florida, the expansion in commercial banking has become stronger, and the main contributor right now is the banking segment.

      TWST: WHAT'S THE ECONOMIC BACKDROP FOR THESE OPERATIONS? MR. SANDOVAL: You could say both markets are characterized by a strong real estate market. For example, in Puerto Rico, you have constant five to eight percent annual appreciation because it's a small island, the size of Long Island. But the center of the island is hilly. So it's really like 50% size in terms of
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living space. So you have scarcity of land. You have one of the highest population densities in the world. And also, there's a housing shortage situation, which has been prevalent for many years in Puerto Rico. And all that creates a very strong real estate market, with a lot of construction and strong real estate values.

      Florida is similar in that sense, in that there's a lot of real estate development. Orlando is among the top five cities right now in the country in real estate development and new construction; and real estate values are also strong. Even though our target is the American people, Orlando has also a very strong Hispanic population, particularly Puerto Rican, with over 450,000. So for us, that's also very good, because they recognize our name. And that's why we entered the Florida market in June 2002 by the acquisition of Crown Bank, which was $722 million in assets at the time and today its assets have been duplicated in a two-year period to $1.5 billion.

      I would say Florida is slightly different in the sense that the economy is more dependent on the entertainment sector, but has stronger population growth compared to the rest of the country. It has strong demographics and its population growth is higher than in Puerto Rico partially because Orlando has become the favorite destination of Puerto Rican families moving to the states. So in a sense, we're following our market, and we see
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Orlando as an extension of the Puerto Rican market because of that particularity.

      TWST: WHAT DO YOU SEE AS COMPETITIVE PRESSURES OR DYNAMICS, PRIMARILY IN PUERTO RICO? WHAT DIFFERENTIATES R&G?

      MR. SANDOVAL: Because you have a number of banks, over 10 banks, in a very small island competition in Puerto Rico, both in banking and mortgage banking, is very strong. In the mortgage banking segment, we have been able to defend our position in spite of increased competition from other banks for many years, who are constantly trying to capture a piece of the residential market in Puerto Rico.

      In the commercial banking side, we have been growing very nicely, in spite of very strong competition. Also, all the banks are competing for the same deposits. At the end of 2003, our Puerto Rico banking subsidiary ranked #3 in total care deposits among all Puerto Rico banks. What has made us successful is our cross-selling mentality. We're constantly cross-selling products to our customer base, along with providing the best possible service to our customers. Customers constantly rank us, in terms of customer satisfaction, right at the top in accordance with independent surveys that are done, not only by us, but by our competitors as well. So at the end, it's convenience. Being price-competitive and offering top service.

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                                                                               5


      TWST: WHAT IS THE OVERALL GROWTH OPPORTUNITY? IS IT ALL INTERNAL CROSS-SELLING TO CUSTOMERS, OR CAN THIS COMPANY ALSO GROW THROUGH MERGERS AND ACQUISITIONS ACTIVITIES?

      MR. SANDOVAL: We haven't had any significant acquisitions except for Crown in June 2002. For now we continue to concentrate in internally generated growth both in Puerto Rico and Florida, in which we see a lot of opportunities for growth. So far, growth in Florida has exceeded even our own expectations, because we have been able to grow very nicely thanks to the lending opportunities we have found in central Florida, of which we, of course, are taking advantage. In the past five years, we have been growing assets at the pace of 25%-30% compounded growth rate and the same goes for the loan portfolio on the banking operations and deposits of the Company. So most of the growth in assets has been driven by growth in loans of the Company, and our presence in Florida give us more opportunity to sustain our past growth trends. Our bank in Puerto Rico alone ranked #1 in loan portfolio growth for 2003 among all Puerto Rico banks over $500 million in assets. Our growth strategy is to continue growing commercial operations in Puerto Rico and Florida, while continue to grow mortgage lending in both markets as well. These will continue to be our two main, or core, segments. In addition, we want to continue growing our fee-based insurance operations. For instance, we're not doing

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any agency operations in Florida in spite of the fact that we can offer those services. That's something that we could do in the future as well. In Puerto Rico, we're closing right now close to 2,000 residential mortgage loans every month, right in our offices. Loan closings take place in our own branches, not at lawyers' offices, as it's done in the continental US and every single loan needs to have hazard insurance because we are prone to hurricanes and earthquakes. So that's good for the insurance agency. So at every mortgage closing, we have personnel of the insurance agency cross selling an insurance policy. In addition, we have bank personnel cross-selling a checking account or a savings account. If the mortgage loan or the prospect has a good Fico, say, over 700, we try to cross-sell a credit card. If the client is a high-net-worth individual, we try to establish a relationship with the broker-dealer. So at the end, when you combine the whole scheme of things, we're able to generate good cross-selling opportunities.

      TWST: HOW STRONG FINANCIALLY IS R&G AT THIS TIME? WHAT AREAS ARE YOU FOCUSED ON FOR IMPROVEMENT?

      MR. SANDOVAL: Right now, we're very well capitalized. At the holding company level, we have close to 9% in tier-1 capital, and about 8.50% tangible equity to total assets. And in spite of that, we are generating close to 25% ROE right now and close to 1.80% ROA. In 2003 we were among the top 50 banks

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in the country in ROE. So in spite of having more capital than what is required for a banking institution like ours, we're delivering higher returns, but with lower credit risk. As a real estate lender in two strong real estate markers, over 90% of our loan portfolio is secured, mainly by real estate. Charge-offs in Puerto Rico tend to be very low, and so far in Florida, we are experiencing the same thing. Our average charge-off experiences have been about 25-35 basis points every single year for the last five years, and if you go further back, it's basically the same. And even though there's a higher delinquency in Puerto Rico, actual foreclosures are lower, because homeownership is very important. There's no organized rental market in Puerto Rico, combined with a housing shortage situation that has been prevalent for many years. So people cannot afford to lose their homes. And that's also why you have very strong real estate appreciation as well. Homeownership in Puerto Rico is higher than in the continental US. Right now, we have 73%-75% homeownership compared to 67% in the rest of the country. But as I was saying, we're very well capitalized because we're a growing company. So we need to have extra capital for the growth that we foresee in the next 12-24 months. And deploying our excess capital to continue growing operations have historically resulted in higher returns than anything else.

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                                                                               8


      TWST: INTRODUCE US TO YOUR TOP-LEVEL MANAGEMENT TEAM. ARE THERE AREAS YOU'RE NOW LOOKING TO AUGMENT?

      MR. SANDOVAL: Our management group is well-experienced. We have an average of about 25 years of combined experience among the top executives of the company. And most of them have been in the company for an average of 15 to 20 years. We still have executives from the original mortgage banking company around. But as we continue to grow, our management team continues to diversify. For instance, the mid-management level continues to grow, because as the company continues to grow, we need additional mid-level managers and executives to manage a growing company, and as our operations become more complex, additional management is needed to efficiently manage the whole operation.

      TWST: WHAT HISTORICALLY HAS BEEN THE SHAREHOLDER BASE WITH R&G FINANCIAL? HAS THAT SHAREHOLDER BASE UNDERGONE ANY CHANGES OR TRANSITIONS RECENTLY?

      MR. SANDOVAL: When did our IPO in 1996, originally about 50% to 60% of our publicly traded common shares were held on a retail basis, because people recognize our name and we have a good reputation around the Puerto Rican community. But as we have taken our story out to investors in the mainland, and as we have become a larger company, now with close to a $1.5 billion market cap, we have generated more interest from institutional investors. Right now, I would say about 60%-65% of the stock is

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                                                                               9


held by institutional investors, and not so much on a retail basis, like it was, say, five or six years ago.

      Our two secondary offerings in 2001 and 2002, together with the acquisition of Crown, has given us more prominence among institutional investors. In general I would say the institutional community in the states has becomes more knowledgeable about opportunities in Puerto Rico and institutional participation in Puerto Rico stocks have increased in the last several years as a result.

      TWST: WHAT ANALYST COVERAGE DO YOU HAVE? ARE YOU WORKING TO INCREASE THAT EXPOSURE?

      MR. SANDOVAL: Right now, we have five analysts covering us.
Keefe-Bruyette, Sandler O'Neill, Friedman Billings, Brean Murray and Cohen Brothers. I think we're okay with the number of analysts we have at this time. We might have another one or two in the future. But other than that, I think, with the market cap that we have, probably that's sufficient for now.

      TWST: ARE THERE ANY MISPERCEPTIONS THAT YOU ENCOUNTER IN THE INVESTMENT COMMUNITY ABOUT THE VIEWS OF R&G FINANCIAL VERSUS THE REALITY THAT YOU SEE?

      MR. SANDOVAL: Analysts usually do their homework, and look not just at a company, but get a broader view of the market in which a particular company operates and the prospects of that company in a given market. The Puerto Rico market continues to have some peculiarities. For instance, the higher delinquencies get a lot of people confused. At the end, the actual foreclosures are slower and foreclosures losses are minimal. In our particular case, non-performing loans have been consistently improving since 2000. For years Puerto Rico stocks, not only R&G, have traded at a discount compared to banks in the continental US, in spite of the fact that we may have as good or better growth prospects that most of those banks. And comparatively we are delivering higher returns combined with lower credit risk on a consistent basis.

      TWST: WHAT WOULD COMPEL INVESTORS TO REVIEW WHAT R&G FINANCIAL HAS ACCOMPLISHED TO DATE, BUT ALSO TO INCLUDE RGF IN THEIR CURRENT PORTFOLIO AS WELL AS IN THEIR LONGER-TERM INVESTMENT STRATEGY?

      MR. SANDOVAL: That we continue to have good growth prospects, not just Puerto Rico, but also now, in the States through Crown Bank in Florida, in which, so far, we have been growing very nicely. Right now we have a presence in two robust real estate markets, creating two profit centers, not just Puerto Rico. And that has added some diversification to the company in terms of its revenue streams, and the Company's sustainable growth prospects have been expanded. And Crown has also added tons of core deposit gathering opportunities as well. Not just through R-G Premier Bank in Puerto Rico, but also

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                                                                              11


through R-G Crown Bank, we continue to have good growth opportunities in commercial banking which together with our continued dominance in mortgage lending in Puerto Rico, and our residential lending expansion in Florida, should continue driving good returns, and asset and earnings growth. Our results are supported by the strategies that we have followed throughout the years.

      TWST: THANK YOU. (DWA)